Exhibit 10.2(b)

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (“Assignment”) is made by and between MID AMERICA BANK & TRUST COMPANY, a Missouri state-chartered bank, having its principal location in Dixon, Missouri (“Bank”), Atlanticus Services Corporation (“Atlanticus”), a Georgia Corporation, and THE BANK OF MISSOURI, a Missouri state-chartered bank having its principal location in Perryville, Missouri, (“Assignee”)

WHEREAS, Assignee has purchased and otherwise acquired Bank, and Bank is thereafter expected to dissolve its charter as of March 23, 2018 (the “Acquisition”);

WHEREAS, Bank has ongoing contractual relationships with Atlanticus in the form of a Program Management Agreement entered on or about April 1, 2017 and all prior versions thereto (collectively the “Agreements”);

WHEREAS, Assignee, as part of the Acquisition, desires to accept the assignment of the Agreements and to assume the Bank’s obligations under the Agreements;

WHEREAS, Atlanticus, Bank and Assignee, desire to execute a writing approving and otherwise confirming the acceptance, assignment and assumption of the Agreements;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1. Effective as of 12:01 a.m., Central Standard Time March 24, 2018 (the “Effective Date”), Bank assigns to Assignee all of its right, title and interest in and to the Agreements and Atlanticus accepts assignment and assumption of the Agreements.

  2. Bank covenants, warrants and represents that:

 (a)     The Agreements are in full force and effect;

(b)     Bank has full right and power to execute this Assignment; and

(c)     The Agreements have not been modified, supplemented or amended, except as provided herein.

3. Atlanticus covenants, warrants and represents that:

(a)	The Agreements are in full force and effect;
(b)	Atlanticus has full right and power to execute this Assignment; and
(c)	The Agreements have not been modified, supplemented or amended, except as provided herein.

4.      Bank hereby surrenders and assigns to Assignee and Assignee hereby accepts the surrender and assignment from Bank, all of Bank’s right, title and interest in, to and under the Agreements.

5. Assignee hereby assumes and agrees to be bound by all, terms, covenants and conditions which, pursuant to the Agreements, are to be observed, kept and/or performed by the Bank, as of the Effective Date.

6. Atlanticus consents to the aforesaid Assignment by Bank to Assignee.

7. Nothing in this Assignment shall be deemed to authorize any Assignment or other transfer in whole or in part of the interest of the Assignee in violation of any provision of the Agreements.

8. This Assignment shall be binding and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

9.  This Assignment may be executed in counterparts.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Effective Date indicated above.

MID AMERICA BANK & TRUST COMPANY

By:     /s/Gregory J. Luehmann

Name:     Gregory J. Luehmann

Title:     President/CEO-Mid America Bank and Trust Co.

Date:     3-23-18

ATLANTICUS SERVICES CORPORATION

By:     /s/Rosalind T. Drakeford

Name:     Rosalind T. Drakeford

Title:     Secretary

Date:     3-29-18

BANK OF MISSOURI

By:     /s/Martha J. Rollet

Name:     Martha J. Rollet

Title:     Executive Vice President

Date:     3-23-18